EXHIBIT 99.1

January 17, 2006 - For immediate release
Contact:  Scott Shockey, CFO (740) 446-2631

                Ohio Valley Banc Corp. Continues Earnings Growth
                ------------------------------------------------

GALLIPOLIS, Ohio - Ohio Valley Banc Corp [Nasdaq: OVBC] reported consolidated net income for the quarter ended December 31, 2005, of $1,979,000 representing an increase of 4.5 percent over the same period the prior year. Earnings per share for the fourth quarter of 2005 were $.46, up 4.5 percent from the $.44 earned the fourth quarter of 2004. For the fiscal year ended December 31, 2005, consolidated net income was $7,017,000, or $1.64 per share, compared to $8,381,000, or $1.93 per share, for the same period a year ago. Included in the 2004 year-to-date earnings was the previously disclosed sale of OVBC's investment in ProCentury Corp. [Nasdaq: PROS]. The second quarter sale resulted in an after-tax gain of $1,625,000 or $.37 per share. Operating earnings for the fiscal year ended December 31, 2005 were $7,017,000, up 3.9 percent compared to $6,756,000 a year ago, excluding the sale of the ProCentury investment. Operating earnings per share were $1.64 for the fiscal year of 2005 versus $1.56 last year, an increase of 5.1 percent. On an operating basis, return on average assets and return on average equity were .97 percent and 12.18 percent for the full year of 2005, versus .94 percent and 12.35 percent for the prior year. Earnings per share amounts have been retroactively adjusted to reflect the five-for-four stock split effective May 10, 2005.

The increase in operating earnings for 2005 was driven by a reduction in provision for loan loss expense, while generating a modest increase in net interest income and controlling overhead expense. The decrease in provision for loan loss expense was reflective of the improvement in asset quality and an associated decline in net loan charge-offs. Based on the evaluation of the adequacy of the allowance for loan losses, management provided $1,797,000 to the allowance for loan losses for the twelve months ended December 31, 2005, a decrease of $556,000 from the same time period the prior year. The Company's net charge-offs for the twelve months ending December 31, 2005 were down $928,000 from the same twelve month period in 2004 occurring primarily in commercial loans. The ratio of nonperforming loans to total loans was .41 percent at December 31, 2005, as compared to .50 percent at December 31, 2004. The ratio of nonperforming assets to total assets was .62 percent at December 31, 2005, as compared to .69 percent at December 31, 2004. Management feels that the allowance for loan losses is adequate to absorb probable losses in the portfolio. The allowance for loan losses was 1.16 percent of total loans at December 31, 2005, as compared to 1.20 percent at December 31, 2004.

The Company's largest revenue source, net interest income, continued to build momentum during the fourth quarter. Net interest income growth was driven by stronger loan growth during the second half of 2005 in conjunction with a steady increase in the net interest margin. For the fourth quarter of 2005, net interest income increased $426,000 or 6.3 percent from the prior year fourth quarter. For the twelve months ended December 31, 2005, net interest income increased $590,000 or 2.2 percent from the same time period last year. With the increase in market interest rates and emphasis on profitable loan pricing, the net interest margin improved to 4.14 percent for the fourth quarter of 2005, as compared to 4.13 percent for the previous quarter and 3.94 percent for the fourth quarter of 2004. The fiscal year 2005 net interest margin was 4.11 percent, as compared to 4.06 percent for the fiscal year 2004.

Noninterest income totaled $5,522,000 for the twelve months ended December 31, 2005, as compared to $7,992,000 for the same time period last year. Included in the 2004 noninterest income was the pre-tax gain of $2,463,000 on the aforementioned sale of ProCentury. For the three months ended December 31, 2005, noninterest income totaled $1,459,000 compared to $1,506,000 for 2004's fourth quarter. Comparing fiscal year 2005 to fiscal year 2004, interchange fees on the Company's debit and credit cards were up $87,000 and secondary market real estate loan income was up $57,000. For the same time period, service charges on deposit accounts decreased $222,000 due to a $167,000 decrease in overdraft fees in relation to overdraft volume being down. In addition, the growth in the number of service charge free checking accounts contributed to a $36,000 decrease in monthly service charge fees.

On a year-to-date basis, noninterest expense totaled $21,359,000 in 2005, an increase of $433,000 or only 2.1 percent compared to $20,926,000 the previous year. On a quarter-to-date basis, noninterest expense increased $37,000 or .7 percent from the fourth quarter in 2004. Salaries and employee benefits grew $245,000 or 1.9 percent for the fiscal year of 2005, as compared to the same time period in 2004. The increase was related to annual merit compensation increases and rising benefit costs. The remaining noninterest expense categories were up $188,000 collectively from 2004 led by the cost of complying with the Sarbanes-Oxley Act of 2002, specifically the implementation of Section 404. Total assets increased $20,599,000 or 2.8 percent from year end 2004 to reach $749,719,000 at December 31, 2005. Driving asset growth for 2005 was loan growth of $16,958,000, occurring primarily in commercial and residential real estate loans. Funding loan growth was deposit growth of $27,713,000 or 5.2 percent from year end 2004. The increase in certificates of deposit and money market account balances contributed to 2005's deposit growth. The growth in retail deposits permitted the Company's borrowed funds to remain relatively stable.

"The employees of Ohio Valley Banc Corp produced many positive accomplishments in fiscal year 2005," stated Jeffrey E. Smith, President and CEO, "including increased asset quality, increased loan volume, increased net interest income, increased net interest margin; while, at the same time, controlling overhead costs. Their efforts in 2005 generated the thirteenth consecutive year of operating earnings growth accompanied by record total assets. As they now look forward to building on the many positive trends in 2006, it gives me the opportunity to thank every employee in each of our operating companies for making 2005 such a successful year."

Ohio Valley Banc Corp common stock is traded on the NASDAQ Stock Market under the symbol OVBC. The holding company owns three subsidiaries: Ohio Valley Bank, with 16 offices in Ohio and West Virginia; Loan Central, with five consumer finance offices in Ohio, and Ohio Valley Financial Services, an insurance agency based in Jackson, Ohio. Learn more about Ohio Valley Banc Corp at www.ovbc.com.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. OVBC believes that providing certain non-GAAP financial measures provides investors with information useful in understanding OVBC's financial performance. OVBC provides measures based on "operating earnings," which exclude significant non-recurring gains, losses or expenses that are not reflective of continuing operations. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables.

Forward-Looking Information

Certain statements contained in this earnings release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors such as inflation rates, recessionary or expansive trends, and taxes; (ii) competitive pressures;
(iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and
(vii) regulatory changes. Forward-looking statements speak only as of the date on which they are made and Ohio Valley undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Non-GAAP Disclosure Reconciliation

Operating earnings are net income adjusted to exclude the results of certain significant transactions not representative of continuing operations. The following reconciles GAAP net income and earnings per share to operating earnings and operating earnings per share for the quarter and fiscal year ended December 31, 2005 and 2004.

                                   Three months ended        Twelve months ended
(in $000's, except per share data)*   December 31,               December 31,
                                     2005       2004           2005       2004
                                   --------   --------       --------   --------

Net income                         $ 1,979    $ 1,894        $ 7,017    $ 8,381

  Gain on sale of investment          ----       ----           ----     (2,463)
  Tax effect                          ----       ----           ----        838
  After-tax non-operating items       ----       ----           ----     (1,625)

Operating earnings                 $ 1,979    $ 1,894        $ 7,017    $ 6,756


Earnings per share                 $  0.46    $  0.44        $  1.64    $  1.93

  Gain on sale of investment          ----       ----           ----      (0.57)
  Tax effect                          ----       ----           ----       0.20
  After-tax non-operating items       ----       ----           ----      (0.37)

Operating earnings per share       $  0.46    $  0.44        $  1.64    $  1.56


OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

                                  Three months ended       Twelve months ended
                                     December 31,              December 31,
                                  2005         2004         2005         2004
                               ----------   ----------   ----------   ----------
PER SHARE DATA*
 Operating earnings per share      $0.46        $0.44        $1.64        $1.56
 Earnings per share                $0.46        $0.44        $1.64        $1.93
 Dividend per share                $0.16        $0.31        $0.63        $0.75
 Book value per share             $13.90       $13.19       $13.90       $13.19
 Dividend payout ratio             34.49%       69.34%       38.55%       38.89%
 Weighted average shares
   outstanding                 4,268,096    4,314,675    4,278,562    4,338,598

PERFORMANCE RATIOS
 Operating return on
   average equity                  13.38%       13.62%       12.18%       12.35%
 Return on average equity          13.38%       13.23%       12.18%       15.02%
 Operating return on
   average assets                   1.06%        1.03%        0.97%        0.94%
 Return on average assets           1.06%        1.03%        0.97%        1.16%
 Net interest margin                4.14%        3.94%        4.11%        4.06%
 Operating efficiency ratio        58.26%       60.41%       63.49%       63.11%
 Efficiency ratio                  58.26%       60.41%       63.49%       58.74%
 Average earning assets
   (in 000's)                   $696,985     $691,901     $684,690     $681,312

* Restated for the five-for-four stock split effective May 10, 2005.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

                                     Three months ended      Twelve months ended
(in $000's)                             December 31,            December 31,
                                      2005       2004         2005       2004
                                    ---------  ---------    ---------  ---------
Interest income:
     Interest and fees on loans     $ 11,362   $ 10,040     $ 42,621   $ 39,821
     Interest and dividends on
      securities                         869        925        3,450      3,669
          Total interest income       12,231     10,965       46,071     43,490
Interest expense:
     Deposits                          3,682      2,947       12,973     11,326
     Borrowings                        1,341      1,236        5,164      4,820
          Total interest expense       5,023      4,183       18,137     16,146
Net interest income                    7,208      6,782       27,934     27,344
Provision for loan losses                649        741        1,797      2,353
Noninterest income:
     Service charges on deposit
      accounts                           797        875        3,096      3,318
     Trust fees                           51         49          211        203
     Income from bank owned insurance    149        148          589        606
     Gain on sale of loans                32         32          120         63
     Gain on sale of ProCentury Corp.   ----       ----         ----      2,463
     Other                               430        402        1,506      1,339
          Total noninterest income     1,459      1,506        5,522      7,992
Noninterest expense:
     Salaries and employee benefits    3,268      3,288       12,837     12,592
     Occupancy                           330        322        1,309      1,285
     Furniture and equipment             305        290        1,206      1,208
     Other                             1,181      1,147        6,007      5,841
          Total noninterest expense    5,084      5,047       21,359     20,926
Income before income taxes             2,934      2,500       10,300     12,057
Income taxes                             955        606        3,283      3,676
NET INCOME                          $  1,979   $  1,894     $  7,017   $  8,381

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(dollars in thousands, except
 share and per share data)                     December 31,         December 31,
                                                   2005                 2004
                                               ------------         ------------
ASSETS
Cash and noninterest-bearing deposits
 with banks                                     $   18,516           $   16,279
Federal funds sold                                   1,100                 ----
   Total cash and cash equivalents                  19,616               16,279
Interest-bearing deposits in other banks               510                  525
Securities available-for-sale                       72,025               74,155
Securities held-to-maturity
   (estimated fair value:  2005 - $12,373,
    2004 - $12,534)                                 12,088               11,994
Total loans                                        617,532              600,574
  Less:  Allowance for loan losses                  (7,133)              (7,177)
    Net loans                                      610,399              593,397
Premises and equipment, net                          8,299                8,860
Accrued income receivable                            2,819                2,643
Goodwill                                             1,267                1,267
Bank owned life insurance                           15,962               13,988
Other assets                                         6,734                6,012
          Total assets                          $  749,719           $  729,120

LIABILITIES
Noninterest-bearing deposits                    $   82,561           $   69,936
Interest-bearing deposits                          480,305              465,217
     Total deposits                                562,866              535,153
Securities sold under agreements to
 repurchase                                         29,070               39,753
Other borrowed funds                                76,173               76,550
Subordinated debentures                             13,500               13,500
Accrued liabilities                                  8,839                7,585
          Total liabilities                        690,448              672,541

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value, 10,000,000
  shares authorized; 2005 - 4,626,336 shares
  issued, 2004 - 3,689,828 shares issued)            4,626                3,690
Additional paid-in capital                          32,282               31,931
Retained earnings                                   31,843               28,465
Accumulated other comprehensive income              (1,231)                (219)
Treasury stock at cost (2005 - 361,365 shares,
 2004 - 258,970 shares)                             (8,249)              (7,288)
          Total shareholders' equity                59,271               56,579
               Total liabilities and
                 shareholders' equity           $  749,719           $  729,120